As filed with the Securities and Exchange Commission on June 28, 2007
                                                       Registration No. 333-___
-------------------------------------------------------------------------------


                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C. 20549

                                 FORM S-8

                          REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933


                          THE INTERGROUP CORPORATION
                          --------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                                             13-3293645
 ------------------------------                            ------------------
(State or other jurisdiction of                           (IRS Employer
 incorporation or organization)                            Identification No.)


                               820 Moraga Drive
                         Los Angeles, California 90049
                     --------------------------------------
                    (Address of Principal Executive Offices)


             The InterGroup Corporation 2007 Stock Compensation
                       Plan for Non-Employee Directors
   1998 Stock Option Plan for Selected Key Officers, Employees and Consultants
              1998 Stock Option Plan for Non-Employee Directors

                          (Full title of the plan)
                          -----------------------

                           Michael G. Zybala, Esq.
                              820 Moraga Drive
                         Los Angeles, California 90049
                               (310) 466-7961
            (Name, address and telephone number of agent for service)

                     CALCULATION OF REGISTRATION FEE

                                        Proposed maximum     Proposed maximum
Title of securities    Amount to be      offering price     aggregate offering       Amount of
to be registered       registered(1)      per share(2)           price(2)         registration fee
-------------------    -------------    ----------------    ------------------    ----------------
Common Stock, $.01       510,000(1)        $17.09              $8,715,900            $267.58
 par value
------------------     -------------    ----------------    ------------------    ----------------

(1) This Registration Statement covers 60,000 shares of Common Stock which are issuable under The InterGroup Corporation 2007 Stock Compensation Plan for Non-Employee Directors, 300,000 shares of Common Stock issuable under the 1998 Stock Option Plan for Selected Key Officers, Employees and Consultants and 150,000 shares issuable under the 1998 Stock Option Plan for Non-Employee Directors. Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of additional shares of Common Stock which become issuable under by reason of any stock dividend, stock split, recapitalization or other similar transactions as required by the Plans.

(2) Estimated solely for the purpose of calculating the registration fee. This estimate has been calculated in accordance with Rule 457(c)under the Securities Act of 1933 and is based on the closing price per share as reported on the NASDAQ Stock Market on June 27, 2007.


                                  PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

  (a) The InterGroup Corporation's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2006;

  (b)(i) The InterGroup Corporation's Quarterly Reports on Form 10-QSB for the quarterly periods ended September 30, 2006, December 31, 2006 and March 31, 2007;

  (b)(ii) The InterGroup Corporation's Current reports on Form 8-K dated October 2, 2006, October 17, 2006 and March 23, 2007;

  (c) The description of The InterGroup Corporation's Common Stock as contained in its Registration Statement on Form S-4 (Registration Number 33-00126) filed on September 6, 1985, the Amendment to its Registration Statement on Form S-4 (Registration No. 33-00126) filed on October 23, 1985, and its Registration Statement on Form 8-A filed on December 19, 1990 (Commission File No. 001-10324), including any amendment or report filed for the purpose of updating that description.

    All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report "furnished" on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

Not Applicable.


Item 5. Interests of Named Experts and Counsel.

    Michael G. Zybala is the Assistant Secretary and Counsel for The InterGroup Corporation, who is rendering an opinion in connection herewith as to the validity of The InterGroup Corporation Common Stock registered hereby. As of June 28, 2007, Mr. Zybala does not beneficially own any shares of the Common Stock of The InterGroup Corporation and is not eligible to participate in The InterGroup Corporation 2007 Stock Compensation Plan for Non-Employee Directors or the 1998 Stock Option Plan for Non-Employee Directors. As an officer and employee of The InterGroup Corporation, Mr. Zybala would be eligible to participate in the 1998 Stock Option Plan for Selected Key Officers, Employees and Consultants but has not been granted any options pursuant to that plan.


Item 6. Indemnification of Directors and Officers.

    Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person against expenses, judgments, fines and amounts paid in settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding, other than an action, suit or proceeding in the name of the corporation, in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, provided that (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of the liability but in light of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense as the court deems proper. The Bylaws of The InterGroup Corporation provides for indemnification of persons to the extent permitted by the Delaware General Corporation Law.

    In accordance with Section 102(b)(7) of the Delaware Law, the Certificate of Incorporation, as amended, of The InterGroup Corporation limits the personal liability of its directors for violations of their fiduciary duty. The Certificate of Incorporation eliminates each director's liability to The InterGroup corporation or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to The InterGroup Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the section of the Delaware law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence. This provision will not, however, limit in any way the liability of directors for violations of the Federal securities laws.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling The InterGroup Corporation pursuant to the foregoing provisions, The InterGroup Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Reference is made to Item 9 of the undertakings with respect to indemnification for liabilities arising under the Securities Act.

    The InterGroup Corporation also provides insurance from commercial carriers against some liabilities incurred by its officers and directors.


Item 7.  Exemption from Registration Claimed.

Not Applicable.


Item 8.  Exhibits.

Exhibit Number                     Exhibit Description
--------------        --------------------------------------------------

    4.1 Certificate of Incorporation, dated September 11, 1985, incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-4, filed on September 6, 1985 (Registration No. 33-00126) and Amendment 1 to that Registration Statement filed on October 23, 1985.

    4.2 Restated Certificate of Incorporation, dated March 9, 1998, incorporated by reference to Exhibit 3 of the Company's Amended Quarterly Report on Form 10-QSB/A for the period ended March 31, 1998, as filed on May 19, 1998 (Commission File No. 001-10324).

    4.3 Certificate of Amendment to Certificate of Incorporation, dated October 2, 1998, incorporated by reference to
                      Exhibit 3 of the Company's Quarterly report of Form 10-QSB for the period ended September 30, 1998, as filed on November 11, 1998 (Commission File No. 001-10324).

    4.4 The By-laws of The InterGroup Corporation, incorporated by reference to Exhibit 3.2 of Amendment 1 of the Company's Registration Statement on Form S-4, filed October 23, 1985 (Registration No. 33-00126).

    5.1               Opinion of Michael G. Zybala

    23.1              Consent of Michael G. Zybala (set forth as part of
                       Exhibit 5.1)

    23.2              Consent of PricewaterhouseCoopers LLP

    24                Power of Attorney (see signature pages)

    99.1 The InterGroup Corporation 2007 Stock Compensation Plan for Non-Employee Directors, incorporated by reference to the Company's Proxy Statement on Schedule 14A filed on January 26, 2007 (Commission File No. 001-10324).

    99.2 1998 Stock Option Plan for Selected Key Officers, Employees and Consultants, incorporated by reference to the Company's Proxy Statement on Schedule 14A filed on December 21, 1998 (Commission File No. 001-10324).

    99.3 1998 Stock Option Plan for Non-Employee Directors incorporated by reference to the Company's Proxy Statement on Schedule 14A filed on December 21, 1998 (Commission File No. 001-10324).


Item 9. Undertakings.

  (a) The InterGroup Corporation hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities act of 1933;

      (ii) to reflect in the prospectus any fact or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by The InterGroup Corporation pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The InterGroup Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of The InterGroup Corporation's annual report on Form 10-KSB pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of The InterGroup Corporation pursuant to the foregoing provisions, or otherwise, The InterGroup Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by The InterGroup Corporation of expenses incurred or paid by a director, officer or controlling person of The InterGroup Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, The InterGroup Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication for such issue.


                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, The InterGroup Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of Los Angeles, State of California on June 28, 2007.

                                          THE INTERGRPOUP CORPORATION

                                          By: /s/ John V. Winfield
                                              -----------------------
                                              John V. Winfield, President
                                              Chief Executive Officer and
                                              Chairman of the Board

                              POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John V. Winfield, Gary N. Jacobs and Michael G. Zybala, or any one of them, their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


       Signature                     Title                       Date
----------------------   --------------------------------   ---------------

/s/ John V. Winfield     Chairman of the Board, President    June 28, 2007
----------------------   and Chief Executive Officer
John V. Winfield         (Principal Executive Officer)

/s/ David T. Nguyen      Treasurer and Controller            June 28, 2007
----------------------   (Principal Accounting Officer)
David T. Nguyen

/s/ Josef A, Grunwald    Vice Chairman of the Board          June 28, 2007
----------------------
Josef A. Grunwald

/s/ Gary N. Jacobs       Secretary and Director              June 28, 2007
----------------------
Gary N. Jacobs

/s/ John C. Love         Director                            June 28, 2007
----------------------
John C. Love

/s/ William J. Nance     Director                            June 28, 2007
----------------------
William J. Nance

                              EXHIBIT INDEX

Exhibit Number                     Exhibit Description
--------------        --------------------------------------------------

    4.1 Certificate of Incorporation, dated September 11, 1985, incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-4, filed on September 6, 1985 (Registration No. 33-00126) and Amendment 1 to that Registration Statement filed on October 23, 1985.

    4.2 Restated Certificate of Incorporation, dated March 9, 1998, incorporated by reference to Exhibit 3 of the Company's Amended Quarterly Report on Form 10-QSB/A for the period ended March 31, 1998, as filed on May 19, 1998 (Commission File No. 001-10324).

    4.3 Certificate of Amendment to Certificate of Incorporation, dated October 2, 1998, incorporated by reference to
                      Exhibit 3 of the Company's Quarterly report of Form 10-QSB for the period ended September 30, 1998, as filed on November 11, 1998 (Commission File No. 001-10324).

    4.4 The By-laws of The InterGroup Corporation, incorporated by reference to Exhibit 3.2 of Amendment 1 of the Company's Registration Statement on Form S-4, filed October 23, 1985 (Registration No. 33-00126).

    5.1               Opinion of Michael G. Zybala

    23.1              Consent of Michael G. Zybala (set forth as part of
                       Exhibit 5.1)

    23.2              Consent of PricewaterhouseCoopers LLP

    24                Power of Attorney (see signature pages)

    99.1 The InterGroup Corporation 2007 Stock Compensation Plan for Non-Employee Directors, incorporated by reference to the Company's Proxy Statement on Schedule 14A filed on January 26, 2007 (Commission File No. 001-10324).

    99.2 1998 Stock Option Plan for Selected Key Officers, Employees and Consultants, incorporated by reference to the Company's Proxy Statement on Schedule 14A filed on December 21, 1998 (Commission File No. 001-10324).

    99.3 1998 Stock Option Plan for Non-Employee Directors incorporated by reference to the Company's Proxy Statement on Schedule 14A filed on December 21, 1998 (Commission File No. 001-10324).